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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2002 (except for Note 17, as to which
the date is April   , 2002) in the Registration Statement (Amendment No. 2 to
Form S-1 No. 333-82438) and related Prospectus of Medical Staffing Network Holdings, Inc. for the registration of 7,812,500 shares of its common stock.


    Our audits also included the financial statement schedule of Medical Staffing Network Holdings, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                          Ernst & Young LLP



Miami, Florida



    The foregoing consent is in the form that will be signed upon approval of the amendment of the Company's Certificate of Incorporation and the stock split described in Note 17 to the consolidated financial statements.



                                          /s/ Ernst & Young LLP



Miami, Florida
March 28, 2002